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                                   EXHIBIT 32

        CERTIFICATIONS PURSUANT TO RULES 13a-14(b) and 15d-14(b) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       In connection with the Report of The Bon-Ton Stores, Inc. on Form 10-K for the period ending January 31, 2004, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of The Bon-Ton Stores, Inc., certifies pursuant to 18 U.S.C. Section 1350, that, to his respective knowledge:

                1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Bon-Ton Stores, Inc.

                                          By: /s/ Tim Grumbacher
                                             Tim Grumbacher
                                             Chairman of the Board and
                                             Chief Executive Officer

                                          By: /s/ James H. Baireuther
                                             James H. Baireuther
                                             Vice Chairman, Chief
                                             Administrative Officer and
                                             Chief Financial Officer

DATE: April 27, 2004

       A signed original of this written statement has been provided to The Bon-Ton Stores, Inc. and will be retained by The Bon-Ton Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.